Exhibit 99.2

FOR IMMEDIATE RELEASE

PIVOTAL ACQUISITION CORP. ANNOUNCES CLOSING OF $230 MILLION INITIAL PUBLIC OFFERING

New York, NY, February 4, 2019 – Pivotal Acquisition Corp. (NYSE: PVT.U) (the “Company”) announced today that it closed its initial public offering of 23,000,000 units, including the full 3,000,000 units subject to the underwriters’ over-allotment option, at $10.00 per unit. The offering was priced at $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company’s units began trading on the New York Stock Exchange (“NYSE”) under the symbol “PVT.U” on January 31, 2019. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”) and one redeemable warrant (“Warrant”) with each Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on the NYSE under the symbols “PVT”, and “PVT WS”, respectively.

Cantor Fitzgerald & Co. acted as the sole book-running manager and BTIG, LLC acted as lead manager of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $230,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of February 4, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

Graubard Miller acted as counsel to the Company and Ellenoff Grossman & Schole LLP acted as counsel to the underwriters.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com. Copies of the prospectus can also be accessed through the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been filed with the SEC and became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended, on January 31, 2019.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pivotal Acquisition Corp.

Pivotal Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the following segments: logistics technology and “last mile” delivery services, business technology services, on-line cyber security and off-line physical security services, media and entertainment services and franchise businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170